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                                                                    EXHIBIT 1

                         Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Greif Bros. 401(k) Retirement Plan and Trust of our report dated March 17, 2000, with respect to the financial statements of the Greif Bros. 401(k) Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP

Columbus, Ohio
April 12, 2000